UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2012

Ormat Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32347 (Commission File Number)	No. 88-0326081 (I.R.S. Employer Identification No.)

6225 Neil Road, Reno, Nevada (Address of Principal Executive Offices)	89511-1136 (Zip Code)

(775) 356-9029
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.07	Submission of Matters to a Vote of Security Holders.	3

Signatures	4

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 8, 2012, the Company held its Annual Meeting of Stockholders, at which the stockholders approved the following proposals: (1) the re-election of Yehudit Bronicki, Robert Clarke, and David Wagener for new terms of three years each; (2) approval of the Ormat Technologies, Inc. 2012 Incentive Compensation Plan; and (3) ratification of the appointment of PricewaterhouseCoopers LLP to act as the Company’s independent auditor for fiscal year ending December 31, 2012.

The voting results were as follows:

Proposal	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Election of Director Yehudit Bronicki	29,028,509	4,710,044	--	4,706,447
Election of Director Robert Clarke	33,337,685	400,868	--
Election of Director David Wagener	33,325,369	413,184	--

Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
Approval of the Ormat Technologies, Inc. 2012 Incentive Compensation Plan	29,346,618	3,872,733	519,202	4,706,447

Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
Ratification of Appointment of PricewaterhouseCoopers LLP	368,367,595	52,321	25,084	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORMAT TECHNOLOGIES, INC.

By:	/s/ Yehudit Bronicki
Name: Yehudit Bronicki
Title: Chief Executive Officer

Date:  May 10, 2012